Exhibit 16.1

October 30, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Blow & Drive Interlock Corporation Form 8-K dated October 30, 2015 and agree with the statements made as they relate to JPDH & Company.

Yours Truly

/s/ JPDH & Company
Irvine, California